                            ARTICLES OF INCORPORATION

                               CYBER SYNERGY, INC.

Article #1:     The name of the corporation is:
                Cyber Synergy, Inc.

Article #2:     The name and addess of the Resident Agent is:

                        PARACORP INCORPORATED
                        401 RYLAND STREET  STE. 330
                        RENO, NEVADA
                        89502

Article #3:     The type of business is to engage in any legal activity which a corporation may be organized under the General Corporation
                Law of Nevada.

Article #4:     The total authorized capital of the corporation is 1,000 shares of common stock with no par value.

Article #5:     The governing board of the corporation is one director.
                The number of directors may be changed by the board.
                The director is as follows:

                        Richard Smitten
                        9743 Olympic Boulevard
                        Beverly Hills, CA 90212

Article #6:     All shares are non-assessable at this time.

Article #7:     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Article #8:     The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada law.

Article #9:     The corporation shall have perpetual existence.

                                   (1)

Article #10:    The name and address of the Incorporator is as follows:

                        Bruce K. Codding
                        400 West King Street, Suite 404
                        Carson City, NV  89703

                        /s/ Bruce Codding
                        Incorporator
                        Bruce K. Codding

STATE OF NEVADA

CARSON CITY

On June 7, 1994, Bruce K. Codding personally appeared before me, a notary public, and I acknowledge that Bruce K. Codding executed the above instrument.

                        /s/ Nada L. Light
                        Signature of Notary